[Letterhead]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     I have issued our report dated March 6, 2000 accompanying the audited financial statements of Holographic Systems, Inc., included in its report on Form 10 for its years ended December 31, 1999 and 1998, and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-8.



                                  /s/ Anderson, Anderson & Strong
                                      Anderson, Anderson & Strong
November 14, 2000
Salt Lake City, Utah